SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 8, 2015

         CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (863) 419-7750

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On April 8, 2015, CenterState Banks, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with NexBank SSB (the “Lender”) providing for revolving loans of up to an aggregate principal amount of $25,000,000.  Borrowings under the Loan Agreement accrue interest at LIBOR plus 3.5% per annum.  In addition, the Company must pay commitment fees quarterly in arrears on the daily average amount of the unused portion of the revolving loan amount for the period from December 1, 2015 up to and including the maturity date, at the rate of 0.25% per annum.  The maturity date of the Loan Agreement is April 1, 2018, at which time all outstanding amounts under the Loan Agreement will become due and payable.  In connection with entering into the Loan Agreement, the Company issued to the Lender a Revolving Promissory Note dated as of April 8, 2015 (the “Promissory Note”).

The Loan Agreement contains covenants pertaining to investments and acquisitions and certain financial and capital ratios.  An event of default will occur under the Loan Agreement if the Company fails to timely comply with its obligations under the Loan Agreement or breaches its representations under the Loan Agreement (in each case, subject to applicable cure periods), the Company ceases to be a bank holding company or either the Company or its wholly owned banking subsidiary, CenterState Bank of Florida N.A., commences or becomes the subject of a bankruptcy or similar proceeding, experiences a “Material Adverse Change” or a “Change in Control” (as each is defined in the Loan Agreement) or becomes the subject of certain regulatory enforcement actions or agreements.

The obligations of the Company under the Loan Agreement are secured by a pledge of all of the capital stock of CenterState Bank of Florida N.A. pursuant to a Pledge and Security Agreement dated as of April 8, 2015 between the Company and the Lender (the “Pledge Agreement”).  In the event of a default by the Company under the Loan Agreement, the Lender may terminate the commitments made under the Loan Agreement, declare all amounts outstanding to be payable immediately and exercise or pursue any other remedy permitted under the Loan Agreement or the Pledge Agreement, or conferred upon Lender by operation of law.

The descriptions contained herein of the Loan Agreement, the Promissory Note and the Pledge Agreement are qualified in their entirety by reference to the terms of such documents, each of which is attached hereto as an exhibit and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)  Exhibits

10.1	Loan Agreement dated as of April 8, 2015 by and between CenterState Banks, Inc. and NexBank SSB.

10.2	Revolving Promissory Note dated as of April 8, 2015 issued by CenterState Banks, Inc. to NexBank SSB.

10.3	Pledge and Security Agreement dated as of April 8, 2015 by and between CenterState Banks, Inc. and NexBank SSB.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Some of the statements in this report constitute forward-looking statements, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements related to future events, other future financial and operating performance, costs, revenues, economic conditions in our markets, loan performance, credit risks, collateral values and credit conditions, or business strategies, including expansion and acquisition activities and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot assure you that future results, levels of activity, performance or goals will be achieved, and actual results may differ from those set forth in the forward looking statements.  Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company or the Bank to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2014, and otherwise in our SEC reports and filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer

Date:     April 10, 2015

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